Exhibit 10.10.1

FIRST AMENDMENT

TO

SECURITIES PURCHASE AGREEMENT

This First Amendment to Securities Purchase Agreement (this “Amendment”) is entered as of May 5, 2022, by and among Hudson Bay Master Fund Ltd. or its nominees (the “Buyer”) and Cryptyde, Inc., a Delaware corporation (the “Company”).

RECITALS

A. The Buyer and the Company entered into the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated as of January 26, 2022.

B. The Buyer and the Company desire to amend the Securities Purchase Agreement to reflect the fact that the Company has converted from a Nevada corporation to a Delaware corporation.

C. The Company as a Delaware corporation desires to reaffirm its entrance into, deliver of and its performance by the Company as a Nevada corporation of the Securities Purchase Agreement and the Registration Rights Agreement dated as of January 26, 2022.

D. The Buyer and the Company desire to amend the applicable Schedules to the Securities Purchase Agreement to reflect that, since the date of the Securities Purchase Agreement, a certain milestone agreement (the “Milestone Agreement”) not reported in Schedule 3(m) of the Securities Purchase Agreement was entered into in connection with the settlement of a dispute between Vinco and Emmersive Entertainment, Inc., a party to a contract with Vinco.

E. The Buyer and the Company desire to amend the Securities Purchase Agreement to reflect that the number of shares issued and outstanding reported in Section 3(r) of the Securities Purchase Agreement has changed due to Vinco warrant exercises by the Buyer.

F. The Buyer and the Company desire to amend the Securities Purchase Agreement to reflect that, since the date of the Securities Purchase Agreement, there have been changes to representations contained in Section 3(bb) of the Securities Purchase Agreement with respect to the Internal Accounting and Disclosure Controls of the Company and its Subsidiaries.

G. The Buyer and the Company desire to provide that the Buyer must receive a legal opinion by Missouri counsel with respect to the Control Agreement (as defined in the Pledge Agreement) within fifteen (15) days after the Closing Date.

H. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings given to such terms in the Securities Purchase Agreement.

I. Based on the Recitals set forth above and the promises contained herein, the parties agree as follows:

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AMENDMENTS

1. Amendment to Reflect Delaware Conversion. The preamble to the Securities Purchase Agreement is hereby amended effective as of the date of the Securities Purchase agreement to read as follows:

“This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of January 26, 2022, is by and among Cryptyde, Inc., a Delaware corporation with offices located at 2009 9th Avenue North, Suite 220, Safety Harbor, Florida 34695 (the “Company”),and each of the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”), and solely in connection with Sections 3(ww) and 4(i), Vinco Ventures, Inc. (“Vinco”).”

2. Amendment to Certain Schedules Regarding the Milestone Agreement.

Schedule 3(m) of the Securities Purchase Agreement is hereby amended effective as of the date of the Securities Purchase Agreement to incorporate the following:

“See that certain Milestone Agreement by and among the Company and the parties set forth on Schedule 1 therein”

3. Amendment to Section 3(r)(ii). Section 3(r)(ii) of the Securities Purchase Agreement is hereby amended effective as of the date of the Securities Purchase Agreement to read as follows:

“Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of (A) 10,000 shares of capital stock, all of which is issued and outstanding and none of which are reserved for issuance pursuant to Convertible Securities (other than the Notes and Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and (B) no shares of Preferred Stock. Zero (0) shares of Common Stock are held in the treasury of the Company. As of the date of the Spin-Off (as defined in the Note), the authorized capital stock of the Company will consist of (A) 100,000,000 shares of Common Stock, of which a maximum of 20,305,259 will be issued and outstanding and 2,273,333 shares will be reserved for issuance pursuant to Convertible Securities (other than the Notes and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and (B) 10,000,000 shares of Preferred Stock, none of which will be issued and outstanding. Zero (0) shares of Common Stock will be held in treasury by the Company.”

4. Amendment to Section 3(bb). Section 3(bb) is hereby amended effective as of the date of the Securities Purchase Agreement to add the following:

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“The representations in this Section 3(bb) are qualified in their entirety by the information contained in the Company’s Amendment No. 2 to Registration Statement on Form 10 filed with the Securities and Exchange Commission on March 30, 2022.”

5. Perfection Opinion. On or prior to May 20, 2022, the Collateral Agent shall have received a perfection opinion from Polsinelli PC, the Company’s Missouri counsel, in form and substance satisfactory to the Collateral Agent. Any breach of this Section 5 shall be deemed an “Event of Default” (as defined in the Notes) under the Notes.

6. Options and Convertible Securities. Notwithstanding anything to the contrary contained in any agreement entered into by the Company and the Buyer on or prior to the date hereof, the Company shall not amend, modify or otherwise change the terms of any Options (as defined in the Warrants) or Convertible Securities (as defined in the Warrants) after their respective issuance (whether such Options or Convertible Securities were issued on or prior to the date hereof or will be issued at any time after the date hereof), unless Hudson Bay Master Fund Ltd., so long as it or any of its Affiliates (as defined in the Warrants) holds any of the Outstanding Warrants, consents to such amendment, modification or change in writing prior to the effective date of such amendment, modification or change.

7. Confirmation of Securities Purchase Agreement. The parties hereby confirm that, except to the extent specifically amended hereby, the provisions of the Securities Purchase Agreement shall remain unmodified and the Securities Purchase Agreement as so amended is hereby confirmed as being in full force and effect.

8. Affirmation. The Company as a Delaware corporation desires to reaffirm its entrance into, delivery of and its performance by the Company as a Nevada corporation of the Securities Purchase Agreement and the Registration Rights Agreement dated as of January 26, 2022.

9. Miscellaneous. This Amendment and the Securities Purchase Agreement as amended hereby shall be binding upon and shall inure to the benefit of the parties to the Amendment and the Securities Purchase Agreement and their respective successors.

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IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

BUYER:

HUDSON BAY MASTER FUND LTD

By:	/s/ Richard Allison
Name:	Richard Allison
Title:	Authorized Signatory

COMPANY:

CRYPTYDE, INC.

By:	/s/ Brian McFadden
Name:	Brian McFadden
Title:	President and CEO

VINCO:

VINCO VENTURES, INC.

By:	/s/ Philip Jones
Name:	Philip Jones
Title:	CFO

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